SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 16, 2003

SI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-12370	95-3381440
(State or Other jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.

14192 Franklin Avenue, Tustin, CA	92780
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 505-6483

Item 4.	Changes in Registrant’s Certifying Accountant

The Audit Committee of SI Technologies, Inc., (“the Company”) has notified Grant Thornton LLP, (“Grant Thornton”), Irvine, California, that they were dismissed July 16, 2003.

The Company’s Audit Committee has selected the firm of McGladrey & Pullen, 222 South Harbor Blvd., Suite 800, Anaheim, CA 92805, as the Company’s new independent auditors effective July 16, 2003.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of this Report, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events as listed in Item 304 (a)(1)(v) of Regulation S-K.

For the year ended July 31, 2001, Grant Thornton issued an opinion which included an emphasis paragraph related to the going concern of the Company. The Company did not dispute this opinion. No such going concern paragraph was included in the opinion for the fiscal year ended July 31, 2002. Except as previously noted, Grant Thornton’s audit reports on the Company’s financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Company has provided Grant Thornton with a copy of the foregoing disclosures. A letter from Grant Thornton, indicating its concurrence or disagreement with the disclosures, is attached hereto as Exhibit 16.1.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of this Report the registrant has not consulted with McGladrey & Pullen on either: (i) the application of any accounting principles, nor the type of opinion that might be rendered, nor was any written report nor oral advice provided to the Company; (ii) nor was there any matter that the subject of any disagreement or reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI TECHNOLOGIES, INC.

Date: July 30, 2003		/s/
	Name:	RickA. Beets
	Title:	President